Exhibit 99.1

Intel Advances Smart Capital, Introduces First-of-its-Kind Semiconductor Co-Investment Program for

Manufacturing Build-Outs

Signs Agreement with Brookfield to Jointly Invest up to $30 Billion in Leading-Edge Chip Factories in Arizona

Intel to Host Investor Webcast Today at 5:45 a.m. PDT

SANTA CLARA, Calif. – August 23, 2022 – Intel Corporation today announced a first-of-its-kind Semiconductor Co-Investment Program (SCIP) that introduces a new funding model to the capital-intensive semiconductor industry. As part of its program, Intel has signed a definitive agreement with the infrastructure affiliate of Brookfield Asset Management, one of the largest global alternative asset managers, which will provide Intel with a new, expanded pool of capital for manufacturing build-outs.

SCIP is a key element of Intel’s Smart Capital approach, which aims to provide innovative ways to fund growth while creating further financial flexibility to accelerate the company’s IDM 2.0 strategy. Intel’s agreement with Brookfield follows the two companies’ memorandum of understanding announced in February 2022. Under the terms of the agreement, the companies will jointly invest up to $30 billion in Intel’s previously announced manufacturing expansion at its Ocotillo campus in Chandler, Arizona, with Intel funding 51% and Brookfield funding 49% of the total project cost. Intel will retain majority ownership and operating control of the two new leading-edge chip factories in Chandler, which will support long-term demand for Intel’s products and provide capacity for Intel Foundry Services (IFS) customers. The transaction with Brookfield is expected to close by the end of 2022, subject to customary closing conditions.

“This landmark arrangement is an important step forward for Intel’s Smart Capital approach and builds on the momentum from the recent passage of the CHIPS Act in the U.S.,” said David Zinsner, Intel CFO. “Semiconductor manufacturing is among the most capital-intensive industries in the world, and Intel’s bold IDM 2.0 strategy demands a unique funding approach. Our agreement with Brookfield is a first for our industry, and we expect it will allow us to increase flexibility while maintaining capacity on our balance sheet to create a more distributed and resilient supply chain.”

“By combining Brookfield’s access to large scale capital with Intel’s industry leadership, we are furthering the advancement of leading semiconductor production capabilities,” said Sam Pollock, CEO of Brookfield Infrastructure. “Leveraging our partnership experience in other industries, we are pleased to come together with Intel in this important investment that will form part of the long-term digital backbone of the global economy.”

Benefits of the Transaction

Intel’s partnership with Brookfield is expected to enhance the company’s strong balance sheet by allowing Intel to tap into a new pool of capital below its cost of equity while protecting its cash and debt capacity for future investments and continuing to fund a healthy and growing dividend. Over the next several years, the structure is expected to provide a $15 billion cumulative benefit to Intel’s Adjusted Free Cash Flow and is expected to be accretive to Intel’s earnings per share during the construction and ramp phase. SCIP provides Intel the ability to replicate the co-investment model with other partners for other build-outs globally.

Intel’s Smart Capital Approach

SCIP is an important component of Intel’s overall Smart Capital approach, which is designed to allow the company to adjust quickly to opportunities in the market, while managing its margin structure and capital spending. Through SCIP, Intel is accessing strategically aligned capital to increase its flexibility and help efficiently accelerate and scale its manufacturing build-outs. This type of co-investment also shows how private capital is unlocked and becomes a force multiplier for government incentives for semiconductor manufacturing expansion.

In addition to SCIP, the other key elements of Smart Capital include:

•

Smart Capacity Investments: Intel is aggressively building out relatively low-cost shell space, which gives the company flexibility in how and when it brings additional capacity online based on milestone triggers such as product readiness, market conditions and customer commitments. In 2021, approximately 35% of Intel’s capital expenditures was spent on infrastructure.

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Government Incentives: Intel is continuing to work with governments in the U.S. and Europe to advance incentives for domestic manufacturing capacity for leading-edge semiconductors. Considerable progress has been made over recent months, as President Biden signed into law the CHIPS and Science Act of 2022 that includes funding for $52 billion in incentives for the U.S. semiconductor industry; the U.S. Congress is making strides with the FABS Act, which will establish a semiconductor investment tax credit in the U.S.; and the European Chips Act has added 15 billion euros to an existing 30 billion euros in public investments to build new infrastructure, among other advancements.

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Customer Commitments: IFS is working closely with potential customers, and several have indicated willingness to make advance payments to secure capacity. This provides Intel with the advantage of committed volume, de-risking investments while providing capacity corridors for its foundry customers.

•	External Foundries: The company intends to continue its use of external foundries where their unique capabilities support Intel’s leadership products.

“Intel’s Smart Capital actions provide Intel with greater flexibility, reduce overall gross capital needs and act as a tailwind to adjusted free cash flow and gross margin. We expect that SCIP, combined with the other pillars of our Smart Capital approach, will allow us to significantly accelerate our transformation and help deliver the more globally balanced supply chain the world needs,” Zinsner concluded.

Webcast

Intel will hold a public webcast at 5:45 a.m. PDT today to discuss the transaction. Please visit https://edge.media-server.com/mmc/p/o68agf99 to register for the webcast. The accompanying presentation and webcast replay will also be available on Intel’s Investor Relations website at intc.com.

Advisors

Lazard Frères & Co. LLC served as financial advisor to Intel and Skadden, Arps, Slate, Meagher & Flom LLP, served as legal counsel to Intel. Kirkland & Ellis LLP served as legal counsel to Brookfield.

About Intel

Intel (Nasdaq: INTC) is an industry leader, creating world-changing technology that enables global progress and enriches lives. Inspired by Moore’s Law, we continuously work to advance the design and manufacturing of semiconductors to help address our customers’ greatest challenges. By embedding intelligence in the cloud, network, edge and every kind of computing device, we unleash the potential of data to transform business and society for the better. To learn more about Intel’s innovations, go to newsroom.intel.com and intel.com.

© Intel Corporation. Intel, the Intel logo and other Intel marks are trademarks of Intel Corporation or its subsidiaries. Other names and brands may be claimed as the property of others.

Forward-Looking Statements

This document contains certain forward-looking statements related to the proposed transactions between Intel and Brookfield and certain of their affiliates, including statements regarding the benefits and the timing of the transactions, and to our SCIP and Smart Capital program. Words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “plan,” “potential,” “project,” “predict,” “seek,” “should,” “target,” “would” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements are based on management’s expectations as of the date they were first made and involve risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Such risks and uncertainties include, among others, uncertainties as to the timing of the consummation of the transactions and the potential failure to satisfy the conditions to the consummation of the transactions; the availability of government incentives and other legislation, including the CHIPS and Science Act of 2022; business interruptions related to our supply chain; delays, disruptions, challenges or increased costs in Intel’s construction or manufacturing expansion at its Ocotillo campus in Chandler, Arizona, whether due to events within or outside of Intel’s control; expected benefits, including financial benefits, of the transactions or the Smart Capital strategy may not be realized; litigation related to the transactions or otherwise; unanticipated costs may be incurred or undisclosed liabilities assumed; risks related to diverting management’s attention from Intel’s ongoing business operations; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; and other risks detailed in Intel’s filings with the Securities and Exchange Commission (the “SEC”), including those discussed in Intel’s most recent Annual Report on Form 10-K and in any subsequent periodic reports on Form 10-Q and Form 8-K, each of which is on file with or furnished to the SEC and available at the SEC’s website at www.sec.gov. SEC filings for Intel are also available on Intel’s Investor Relations website at www.intc.com. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates they were first made. Unless otherwise required by applicable law, Intel and Brookfield undertake no obligation and do not intend to update these forward-looking statements, whether as a result of new information, future events or otherwise.

Explanation of Non-GAAP Measures

This document contains reference to the non-GAAP financial measure of adjusted free cash flow. We believe this non-GAAP financial measure is helpful in understanding our capital requirements and sources of liquidity by providing an additional means to evaluate the cash flow trends of our business.

Adjusted free cash flow is operating cash flow adjusted for 1) additions to property, plant and equipment, net of proceeds from capital grants and partner contributions, 2) payments on finance leases, and 3) proceeds from the McAfee equity sale. This non-GAAP financial measure should not be considered a substitute for, or superior to, financial measures calculated in accordance with US GAAP.

We are unable to provide a full reconciliation of adjusted free cash flow to the corresponding GAAP measure without unreasonable efforts, as the amount and timing of related adjustments on a long-term basis are subject to considerable uncertainty, depend on various factors, and could be material to our results computed in accordance with GAAP. We believe such a reconciliation would also imply a degree of precision that is inappropriate for these forward-looking measures.

Contacts:

Tim Blankenship

Investor Relations

1-480-554-9007

timothy.blankenship@intel.com

Sophie Won

Media Relations

1-408-653-0475

sophie.won@intel.com